Exhibit 10.75

AGREEMENT

This Agreement (the "Agreement") is made and entered into this 14th day of March 2019, by and between NutraLife BioSciences, Inc. a Florida corporation ("NLBS") and New Leaf Assets, LLC, a Delaware limited liability company ("New Leaf"). NLBS and New Leaf are referred to collectively as the "Parties," and each as a "Party."

RECITALS:

WHEREAS, the Parties entered into an Investment Agreement (the "2018 Investment Agreement") dated July 31, 2018, whereby New Leaf agreed to purchase an aggregate of $2,000,000 of 12% convertible promissory notes from NLBS in five payments of $250,000 each on July 31, 2018, September 15, 2018, October 15, 2018, November 15, 2018 and December 15, 2018, and one payment of $500,000 on January 15, 2019,

WHEREAS, Pursuant to the 2018 Investment Agreement, NLBS received two payments from New Leaf in the amount of $250,000 and $130,000, respectively (collectively the "2018 Note Proceeds") on or about July 31, 2018 and August 31, 2018,

WHEREAS, As a result of NLBS's receipt of the 2018 Note Proceeds, NLBS delivered to New Leaf: **(a)** two 12% promissory notes, one dated July 31, 2018 and the other dated August 31, 2018 (collectively the "2018 Note Agreements"), payable to New Leaf, in the amount of $250,000 and $130,000, respectively (collectively the "2018 Notes"), and **(b)** two warrant agreements (the "2018 Warrant Agreements") one dated July 31, 2018 and the other dated August 31, 2018, to purchase 625,000 and 325,000 shares of NLBS's common stock, respectively, at the price of $.20 per share (collectively the "2018 Warrants"),

WHEREAS, on July 31, 2018, in connection with New Leaf's agreement to purchase $2,000,000 of 12% convertible promissory notes pursuant to the 2018 Investment Agreement, NLBS's transfer agent delivered Certificate Number 121 representing 2 million shares of NLBS's restricted common stock to New Leaf (the "2018 Common Shares"),

WHEREAS, as a result, a dispute has arisen between the Parties, and as a result, NLBS has instructed its transfer agent to refuse to transfer or reissue (the "Stop Transfer"), the 2018 Common Shares on the books and records of NLBS, and

WHEREAS, the Parties desire to enter into this Agreement, to resolve the disputes between them.

NOW THEREOFRE, in accordance and in consideration of the mutual promises contained herein and other good and valuable consideration, the Parties agree as follows:

SECTION 1. RECITALS.

The above recitals are true and correct and hereby made a part of this Agreement.

SECTION 2. TERMS.

The Parties shall comply with the following closing conditions (the "Closing Conditions") on or before 5:00 PM Eastern Standard Time on March 14, 2019, (the "Closing" or the "Closing Date") or this Agreement shall be null and void:

Initials 3.14.19

SECTION 2.1 Each Party will execute this Agreement on or before the Closing Date.

SECTION 2.2 On or before the Closing Date, New Leaf will deliver the sum of $1,000,000 (the "2019 Payment") by wire transfer to NLBS.

SECTION 2.3 Simultaneously with the receipt of the 2019 Payment, NLBS shall: **(a)** instruct its transfer agent to issue and deliver to New Leaf, an aggregate of 13,764,705 shares of its restricted common stock (the "2019 Common Shares"), **(b)** issue to New Leaf, a warrant to purchase an additional 10 million common shares of NLBS (the "2019 Warrant") until 5:00 PM EST on March 4, 2022 at the price of $.20 per share or an aggregate of $2 million under terms and conditions as set forth in the agreement (the "2019 Warrant Agreement") attached as Exhibit A hereto and made part hereof, and **(c)** NLBS shall instruct its transfer agent to remove the Stop Transfer from the 2 million 2018 Common Shares issued to New Leaf and provide New Leaf and its counsel with a copy of said instructions simultaneously.

SECTION 2.4 Upon completion of the Closing Conditions set forth in Section 2.1 through Section 2.3 above, **(a)** New Leaf shall own the 2018 Common Shares and 2018 Warrants and the 2019 Common Shares and 2019 Warrants, free and clear of any and all claims of NLBS, **(b)** The rights and obligations including the number of shares issuable upon exercise, the exercise price and the expiration price and period of the 2018 Warrants shall remain subject to and be governed by the terms of the 2018 Warrant Agreements, **(c)** NLBS shall own the 2018 Note Proceeds and the 2019 New Leaf Payment free and clear of any and all claims of New Leaf, and **(d)** NLBS and New Leaf shall each be released from any and all obligations set forth in the 2018 Investment Agreement, the 2018 Notes and 2018 Note Agreements as set forth in Section 2.5 below.

SECTION 2.5 Upon completion of the Closing Conditions, at the Closing, the Parties fully and finally mutually release and discharge one another, including all of their affiliated, related, parent or subsidiary companies, directors, officers, shareholders, members, partners, agents, employees, attorneys, assigns, and all persons and entities acting by, through, or under any of them, of and from any and all claims, causes of action, liability, damages, and attorney's fees and costs that may now exist or that may hereafter accrue or exist relating to or arising out of the 2018 Investment Agreement, the 2018 Notes and the 2018 Note Agreements,. Further, satisfaction of the Closing Conditions, each party acknowledges that there is no outstanding breach or default of any agreement that has not been resolved by the execution hereof. Upon compliance with the Closing Conditions, this Agreement is in full effect.

SECTION 2.6 The Parties further agree that the parties will bear their own costs and attorneys' fees in connection with this Agreement.

SECTION 2.7 The 2018 Common Shares, the 2018 Warrants, the 2019 Common Shares and the 2019 Warrants are collectively referred to herein as the "Securities".

SECTION 2.8 New Leaf shall have the ability to purchase an additional 7,647,058 common shares at the price of $.085 per share or an aggregate of $650,000 at any time prior to April 8th 2019.

Initials EW 3-14-19

SECTION 3. INVESTMENT REPRESENTATIONS.

To induce NLBS to enter into this Agreement, New Leaf agrees, represents and warrants to NLBS that:

SECTION 3.1 The Securities are being purchased by New Leaf for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. New Leaf understands that the Securities have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof and the provisions of Rule 506 of Regulation D promulgated thereunder, and under the securities laws of applicable states and agrees to deliver to NLBS, if requested by NLBS, an investment letter in customary form. New Leaf further understands that the certificates representing the Securities will bear a legend substantially similar to the following and agrees that it will hold the Securities subject thereto:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED DIRECTLY OR INDIRECTLY FROM THE ISSUER WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER ("TRANSFER") UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY A FAVORABLE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO NLBS, STATING THAT THE TRANSFER WILL NOT RESULT IN A VIOLATION OF THE ACT OR ANY APPLICABLE SECURITIES LAWS.

SECTION 3.2 New Leaf is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

SECTION 3.3 New Leaf has: **(a)** such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of investing in the Securities as set forth herein; **(b)** independently evaluated the risks and merits of an investment in the Securities and has independently determined that the Securities are a suitable investment for it; **(c)** sufficient financial resources to bear the loss of its entire investment in the NLBS Common Shares; **(d)** had an opportunity to review NLBS's Form10-K for the year ended December 31, 2017 therein and NLBS's filing on Form 10Q for the periods ending March 31, June 30 and September 30, 2018 as filed with the Securities and Exchange Commission ("SEC") through its EDGAR database; **(e)** been provided access to NLBS's books and records, and material contracts and other documents and has received all information that it requested; and **(f)** been invited to review any of NLBS's documents and materials it desired at NLBS's offices.

SECTION 3.4 New Leaf is not investing in the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Initials EW 3.14.19

SECTION 3.5 New Leaf acknowledges that the Securities must be held indefinitely unless registered under the 1933 Act or an exemption from such registration is available. New Leaf further acknowledges that NLBS is not obligated and does not intend to register the Securities for resale. New Leaf is aware of the provisions of Rule 144 of the 1933 Act which permit limited resale of shares purchased in a private placement subject to certain conditions including volume limitations. New Leaf agrees that in the event that it sells, assigns, gifts or otherwise transfers any portion of the Securities to any other person or entity (the "Transferees"), the aggregate amount of the Securities that may be sold by all New Leaf and the Transferees in the aggregate shall be 1% of NLBS's then outstanding common shares every ninety days.

SECTION 4. ADDITIONAL TERMS.

SECTION 4.1 If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

SECTION 4.2 The failure or delay by either party to insist on the strict performance of any covenant, term, provision or condition hereunder, or to exercise any option herein contained, or to pursue any claim or right arising here from, shall not constitute or be construed as a waiver of such covenant, term, provision, condition, option, claim or right. Any waiver by either party shall not constitute or be construed as a continuing waiver of any subsequent default.

SECTION 4.3 New Leaf understands and acknowledges that NLBS's management will have complete discretion over the use of the proceeds and New Leaf acknowledges that it will have no control over NLBS's use of the proceeds of New Leaf's investment or the ability to influence or participate in the determination of how the funds it delivers pursuant to this Agreement will be utilized. NBLS presently intends to use a material portion of the 2019 Payment for its new 20,000 square foot manufacturing facility in Deerfield Beach, Florida.

SECTION 4.4 Each Party has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement, and the performance by the Parties of the transactions and obligations contemplated hereby, have been duly authorized by all requisite corporate or individual, as the case may be, by the Parties. This Agreement has been duly executed and delivered by the Parties and constitutes a valid and legally binding agreement of the Parties, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

SECTION 4.5 No action taken by the Parties nor this Agreement shall be deemed or construed to be an admission of the truth or falsity of any matter pertaining to any claim, cause of action, or as to any fault or liability of any Party herein, or of any other person, in connection with any matter or thing.

SECTION 4.6 No supplement, modification, or amendment to the Agreement shall be binding unless executed in writing by all Parties hereto.

Initials 3-14-19

SECTION 4.7 The Agreement constitutes an integration of the entire understanding and agreement of the Parties with respect to the matters referred to in the Agreement. No prior oral or written understanding, representation, promise, condition, covenant, or agreement between the Parties, with respect to the matters referred to in the Agreement shall survive the execution of the Agreement.

SECTION 4.8 The Agreement may be executed in counterparts and, when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original and all counterparts taken together shall constitute one and the same Agreement, which shall be binding and effective as to all Parties.

SECTION 4.9 This Agreement is made and entered into in the State of Florida and shall in all respects be interpreted, enforced and governed under the laws of the State of Florida, without regard to Florida's choice of law rules.

SECTION 4.10 Signatures by facsimile have the same force and effect as original signatures.

SECTION 4.11 The Parties acknowledge that Mitch Pasin shall receive a — fee of 10% of the 2019 Payment upon receipt by NLBS.

NLBS Agrees to immediately inform New Leaf Assets of any material development

SECTION 4.12 The Parties understand and agree that New Life Freedom RLS Formulas ie Full Spectrum Formula cream 250 mg and 950 mg tincture spray and the RLS formula concept shall be exclusive to New Leaf Assets and NLBS agrees that the said formulas and any reference in packaging by NLBS now or in the future shall be exclusive for New Leaf Assets and New life Freedom.

IN WITNESS WHEREOF, the Parties have executed this Agreement on March 15, 2019:

NutraLife BioSciences, Inc.

By: ______________________ (Signature)
Edgar Ward, Chief Executive Officer

Address for Notice:
NutraLife BioSciences, Inc.
Attn: Edgar Ward, Chief Executive Officer
6601 Lyons Rd. L-6
Coconut Creek, Fl. 33073
edgar@NutraFuels.com

New Leaf Assets, LLC

By: ______________________ (Signature)
______________________ (Print Name)
______________________ (Print Title)

Address for Notice:
New Leaf Assets LLC
102 NE 2nd St. Suite 119
Boca Raton FL. 33432
Facsimile: ____________
Email: ____________

FEDWIRE CREDIT VIA: WELLS FARGO BANK/121000248 B/O: NEWLEAF ASSETS, LLC BOCA RATON, FL 33496-2227 REF: CHASE NYC/CTR/ BNF=NUTRAFUELS, INC. COCONUT CREEK, FL 330733639/AC-0000 00001570 RFB=0066486074668331 OBI=R EPAYMENT TRN: 3972709074FF
Incoming wire transfer $1,000,000.00

Initials EW 3-14-19

EXHIBIT A

<u>WARRANT PURCHASE AGREEEMENT</u>

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES THAT MAY BE ACQUIRED UPON CONVERSION MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF SUCH SECURITIES LAWS AND, IN THE CASE OF ANY EXEMPTION, ONLY IF NLBS HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO NLBS THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES.

10,000,000 shares **March 15, 2019**

STOCK PURCHASE WARRANT

This Stock Purchase Warrant is granted by NutraLife BioSciences, Inc., a Florida corporation ("NLBS"), to New Leaf Assets LLC, a Delaware limited liability company ("New Leaf") and subject to the terms and conditions below.

1. <u>GRANT OF WARRANT</u>. New Leaf is entitled, subject to the terms set forth below, to purchase from NLBS at any time or from time to time (the "Warrant Exercise Period"), on or after the date hereof and prior to March 4, 2022 ("the Expiration Date"), 10,000,000 shares fully paid and non-assessable shares of Common Stock (as defined herein) at the price of twenty cents ($0.20) price per share (the "Initial Exercise Price").

2. <u>EXERCISE OF WARRANT</u>. Subject to the limitations set forth in this Agreement, this Warrant may be exercised (in whole and not in part) by New Leaf at any time during the Warrant Exercise Period by surrender of this Warrant to NLBS at its principal office, together with **(a)** the Form of Subscription at the end hereof duly executed by New Leaf, **(b)** such other documents, statements,

Initial ________ 3-14-19

subscription agreements or other items as may be reasonably requested by NLBS in furtherance of the requirements set forth in Section 3 and **(c)** payment, by certified check payable to the order of NLBS or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Stock for which this Warrant is then being exercised by the Exercise Price then in effect.

3. SECURITIES LAW RESTRICTIONS. By acceptance of this Warrant, New Leaf hereby acknowledges that **(a)** neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, **(b)** upon exercise of this Warrant, the securities to be issued upon such exercise may become subject to applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise, **(c)** this Warrant may not be exercised by, and securities shall not be issued to, New Leaf in any state or jurisdiction in which such exercise would be unlawful, and **(d)** NLBS may place restrictive legend or legends on certificates representing securities issued upon exercise of this Warrant as NLBS may deem necessary to comply with applicable state and federal securities laws for the issuance of such securities.

4. REPRESENTATIONS BY NEW LEAF. By acceptance of this Warrant, New Leaf represents and warrants to NLBS that New Leaf is acquiring this Warrant and will acquire any shares of Stock issued upon exercise of this Warrant, for New Leaf's own account and for investment and without any present intention of selling or otherwise disposing of this Warrant or any such shares of Stock.

5. WARRANT NON-TRANSFERABLE. This Warrant is not transferable by New Leaf without the express prior written consent of NLBS, which consent may be withheld at NLBS's sole discretion. Any transferee will be bound by the terms of this Warrant.

6. DELIVERY. Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant, and in any event within ten (10) days thereafter, NLBS at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to New Leaf a certificate or certificates for the number of fully paid and non-assessable shares of Stock to which New Leaf shall be entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to New Leaf is entitled upon such exercise.

7. FRACTIONAL SHARES. This Warrant may not be exercised as to fractional shares of Stock. In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Stock, then in such event New Leaf shall be entitled to cash equal to the fair market value of such fractional share as determined by NLBS's Board of Directors.

8. STOCK SPLITS AND STOCK DIVIDENDS. If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision of Stock *(a "Stock Event")*, then the number of shares of Stock to be received by New Leaf of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder immediately prior to such Stock Event to the total number of shares of NLBS outstanding immediately prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder immediately after such Stock Event to the total number of shares of NLBS outstanding immediately after such Stock Event. The Exercise Price shall be proportionately decreased or increased upon the occurrence of any Stock Event.

Initials EW 3.14.19

9. <u>CERTAIN OBLIGATIONS OF NLBS</u>. NLBS covenants that it will at all times reserve and keep available out of its authorized and unissued Stock, solely for the purpose of issuance upon exercise of this Warrant, a number of shares of Stock equal to the number of shares of Stock issuable upon exercise of this Warrant in effect from time to time. NLBS will from time to time, in accordance with the laws of the State of Florida, take action to increase the authorized amount of its Stock if at any time the number of shares of Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant in full. NLBS will maintain an office where presentations and demands to or upon NLBS in respect of this Warrant may be made. NLBS will give notice in writing to New Leaf, at the address of New Leaf of this Warrant appearing on the books of NLBS, of each change in the location of such office.

10. <u>CERTIFICATE AS TO ADJUSTMENTS</u>. In case of any event that may require any adjustment or readjustment in the shares of Stock issuable on the exercise of this Warrant, NLBS at its expense will promptly prepare and send to New Leaf a certificate setting forth such adjustment or readjustment, including a statement of **(a)** the number of shares of Stock then outstanding on a fully diluted basis, **(b)** the number of shares of Stock to be received upon exercise of this Warrant, as in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted on account thereof, and **(c)** a calculation of the new Exercise Price in case of any adjustment of the Exercise Price.

10. <u>NOTICES</u>. All notices and other communications made pursuant to this Agreement, shall be mailed by first class registered or certified mail, postage prepaid, or sent by facsimile machine to such address or facsimile number set forth on the signature page hereof, unless and until New Leaf furnishes to NLBS a different address or facsimile number.

12. <u>MISCELLANEOUS</u>. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. New Leaf shall have no rights as a shareholder of NLBS until the date of the issuance to New Leaf of stock certificates for Stock upon the exercise of the Warrant in accordance with the terms hereof. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of Florida. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

IN WITNESS WHEREOF, NLBS has caused this Stock Purchase Warrant Agreement to be executed by its duly authorized officer as of the date first above written.

ACKNOWLEDGED AND AGREED:

NUTRALIFE BIOSCIENCES, Inc.

By: ______________________

Edgar Ward

Initial ______ 3-14-14

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Stock Purchase Warrant)

TO: NUTRALIFE BIOSCIENCES, INC.

The undersigned, the Holder of the within Stock Purchase Warrant, hereby irrevocably elects to exercise this Stock Purchase Warrant for, twenty cents ($0.20) sum and to receive there under 10,000,000 shares of Common Stock of NutraLife BioSciences, Inc. ***("NLBS")***, therefore and requests that the certificates for such shares be issued in the name of and delivered to the undersigned, whose address is set forth below. The undersigned agrees to deliver to NLBS such additional documentation as may be requested by NLBS in accordance with the Stock Purchase Warrant.

Dated: ______________________ ____________________________________

(Signature must conform in all respects to the name of Holder as specified on the face of the Stock Purchase Warrant)

____

____

____

(Address)

*Insert here the number of shares (all or part of the number of shares called for in the Stock Purchase Warrant) as to which the Stock Purchase Warrant is being exercised, without making any adjustment for any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Stock Purchase Warrant, may be deliverable on exercise, it being understood that the exercise of the Stock Purchase Warrant with respect to the number of shares set forth herein is deemed also to be the exercise of the Stock Purchase Warrant with respect to such other stock, securities, cash or property.